Exhibit 10.122

EXECUTION VERSION

PNMAC GMSR ISSUER TRUST,
as Issuer

and

Citibank, N.A.,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PennyMac Loan Services, LLC,
as Administrator and Servicer

and

Credit Suisse First Boston Mortgage Capital LLC,

as Administrative Agent

__________

SERIES 2016-MBSADV1 INDENTURE SUPPLEMENT

Dated as of December 19, 2016

To

INDENTURE

Dated as of December 19, 2016

MSR COLLATERALIZED NOTES,

SERIES 2016-MBSADV1

i

THIS SERIES 2016-MBSADV1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of December 19, 2016, is made by and among PNMAC GMSR ISSUER TRUST, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), Citibank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), PennyMac Loan Services, LLC, a limited liability company organized under the laws of the State of Delaware (“PLS”), as servicer (the “Servicer”) and as administrator (the “Administrator”), and CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), a Delaware limited liability company, as Administrative Agent (as defined herein).  This Indenture Supplement relates to and is executed pursuant to that certain Indenture supplemented hereby, dated as of the date hereof, including the schedules and exhibits thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”), among the Issuer, PLS, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Pentalpha SURVEILLANCE LLC, a Delaware limited liability company, as credit manager (the “Credit Manager”), CSFB, as Administrative Agent and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement, collectively referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Variable Funding Notes, the “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MBSADV1” (the “Series 2016-MBSADV1 Notes”).  The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2016-MBSADV1 Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1.        Creation of Series 2016-MBSADV1 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2016-MBSADV1 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MBSADV1 Notes.”  The Series 2016-MBSADV1 Notes are not rated and are senior to and shall not be subordinated to any other Series of Notes.  The Series 2016-MBSADV1 Notes are issued in one (1) Class of Variable Funding Notes (Class A-VF1) with the Initial Note Balance, Maximum MBSADV1 VFN Principal Balance, Stated Maturity Date, Note Interest Rate and other terms as specified in this Indenture Supplement.  The Series 2016-MBSADV1 Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture.  The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2016-MBSADV1 Notes and all other Series of Notes issued under the Base Indenture as described therein.  In the event that any term or provision contained herein with respect to the Series 2016-MBSADV1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2.        Defined Terms.

With respect to the Series 2016-MBSADV1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Additional Note Balance” has the meaning assigned to such term in the Note Purchase Agreement.

“Administrative Agent” means, for so long as the Series 2016-MBSADV1 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, CSFB, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, CSFB, and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto.  For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Rate” means, with respect to the Series 2016-MBSADV1 Notes, on any date of determination with respect to Advance Reimbursement Amounts included in the Trust Estate, 100%.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Christiana” has the meaning assigned to such term in Section 13 hereof.

“Class A-MBSADV1 Notes” means, the Variable Funding Notes, Class A-MBSADV1  Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum MBSADV1 VFN Principal Balance.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Closing Date are located at Citibank, N.A., Corporate and Investment Banking, 388 Greenwhich Street, 14th Floor, New York, NY 10013, Attention: PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, including for Note transfer, exchange or surrender purposes.

“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2016-MBSADV1 Notes, 3.00% per annum.

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, in the case of the Series 2016-MBSADV1 Notes, $0.  For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2016-MBSADV1 Notes.

“Interest Accrual Period” means, for the Series 2016-MBSADV1 Notes and any Payment Date following the MBS Advance VFN Draw Event, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date following a MBS Advance VFN Draw Event, the date on which such Series 2016-MBSADV1 Notes are drawn) and ending on the day immediately preceding the current Payment Date.  The Interest Payment Amount for the Series 2016-MBSADV1 Notes on any Payment Date following the MBS Advance VFN Draw Event shall be determined based on the Interest Day Count Convention.

“Interest Day Count Convention” means with respect to the Series 2016-MBSADV1 Notes, the actual number of days in the related Interest Accrual Period divided by 360.

“Issuance Date” means December 19, 2016.

“LIBOR” has the meaning assigned to such term in Section 6 of this Indenture Supplement.

“LIBOR Determination Date” means for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

“LIBOR Index Rate” means for a one-month period, the rate per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the date that is two (2) Business Days before the commencement of such one-month period.

“LIBOR Rate” means with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate”, (a) the LIBOR Index Rate for a one-month period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such one-month period by three (3) or more major banks in the interbank Eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Note Balance on which the LIBOR Rate is being calculated.

“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as an information vendor for the purpose of displaying ICE Benchmark Administration interest settlement rates for U.S. Dollar deposits).

“London Banking Day”  means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Margin” means, for the Series 2016-MBSADV1 Notes, 8.00% per annum.

“Maximum MBSADV1 VFN Principal Balance” means, for the Series 2016-MBSADV1 Notes, an amount communicated by the Administrative Agent to the Indenture Trustee that the Noteholders of the Series 2016-MBSADV1 Notes are funding in accordance with the terms of the Base Indenture.

“MBS Advance VFN Draw Conditions” means the following conditions:

(i)Ginnie Mae has not issued a letter of extinguishment to PLS pursuant to the Ginnie Mae Contract, extinguishing all redemption, equitable, legal or other right, title or interest of PLS in and to the Pooled Mortgages;

(ii)the amount required for Citibank, N.A., as Indenture Trustee, in its capacity as secured party under the Acknowledgment Agreement, to cure a Servicer Payment Default pursuant to Section 8 of the Acknowledgment Agreement, is less than the Maximum MBSADV1 VFN Principal Balance;

(iii)the amount drawn under the Series 2016-MBSADV1 Notes will cure the Servicer Payment Default in full (and will not cause the Note Balance of the Series 2016-MBSADV1 Notes to exceed the Maximum MBSADV1 VFN Principal Balance);

(iv)a “Standby Issuer,” required pursuant to Section 7 of the Acknowledgment Agreement, has been identified and confirmed by Ginnie Mae; and

(v)the Series Required Noteholders have consented to fund the Series 2016-MBSADV1 Notes.

“MBS Advance VFN Draw Event” has the meaning assigned to such term in Section 4 of this Indenture Supplement.

“Note Interest Rate” means, with respect to any Interest Accrual Period, the sum of (a) One-Month LIBOR plus (b) the Margin.

“Note Purchase Agreement” means that Note Purchase Agreement, dated as of December 19, 2016, by and among the Issuer, CSFB, as the Administrative Agent on behalf of the Purchasers specified therein and Purchaser, and acknowledged and agreed to by PLS, as Servicer and Administrator, that relates to the purchase of the Series 2016-MBSADV1 Notes.

“One-Month LIBOR” has the meaning assigned such term in Section 6 of this Indenture Supplement.

“PLS” has the meaning assigned to such term in the Preamble.

“Purchaser” means Credit Suisse AG, Cayman Islands Branch and the other parties specified as “purchasers” of Notes under the Note Purchase Agreement, and its successors and permitted assigns under the Note Purchase Agreement.

“Series Required Noteholders” means, for so long as the Series 2016-MBSADV1 Notes are Outstanding, 100% of the Noteholders of the Series 2016-MBSADV1 Notes.

“Series 2016-MBSADV1 Notes” has the meaning assigned to such term in the Preliminary Statement.

“Series 2016-MSRVF1 Indenture Supplement” means the Series 2016-MSRVF1 Indenture Supplement, dated as of the date hereof, among the Issuer, PLS, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, and CSFB, as Administrative Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Series 2016-MSRVF1 Notes” means the Notes issued pursuant to the Series 2016-MSRVF1 Indenture Supplement.

“Servicer Payment Default” has the meaning assigned to such term in Section 4 of this Indenture Supplement.

“Stated Maturity Date” means, for Series 2016-MBSADV1 Notes, on the Stated Maturity Date for the latest maturing Series of Notes.

Section 3.        Forms of Series 2016-MBSADV1 Notes; Transfer Restrictions.

The Series 2016-MBSADV1 Notes shall only be issued in definitive, fully registered form and the form of the Rule 144A Definitive Note that may be used to evidence the Series 2016-MBSADV1 Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-2.   None of the Series 2016-MBSADV1 Notes shall be issued as Regulation S Notes nor shall any Series 2016-MBSADV1 Notes be sold in offshore transactions in reliance on Regulation S.

In addition to any provisions set forth in Section 6.5 of the Base Indenture, with respect to the Series 2016-MBSADV1 Notes, the Noteholder of such Notes shall only transfer its Note to another potential investor in accordance with the applicable Note Purchase Agreement; provided, that the Series 2016-MBSADV1 Notes may only be transferred to a party that has a direct or beneficial interest in the Series 2016-MSRVF1 Notes.

Section 4.        MBS Advance VFN Draw Conditions; Payments; Note Balance Increases; Early Maturity.

(a)The Series 2016-MBSADV1 Notes will be drawn upon in an amount equal to the Additional Note Balance only if (i) the Servicer fails to pay a required MBS Advance, or following any other payment default by the Servicer under the Ginnie Mae Contract, to make the full required payment on the related MBS and to preserve the Indenture Trustee’s rights under the Acknowledgment Agreement (each, a “Servicer Payment Default”) and (ii) the MBS

Advance VFN Draw Conditions are satisfied (together with a Servicer Payment Default, the “MBS Advance VFN Draw Event”).

(b)Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2016-MBSADV1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.

(c)The Paying Agent shall make payments of principal on the Series 2016-MBSADV1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.  The Note Balance of the Series 2016-MBSADV1 Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum MBSADV1 VFN Principal Balance.

(d)Subject to clauses (b) and (c) above, any payments of principal allocated to the Series 2016-MBSADV1 Notes shall be applied to the Class A-MBSADV1 Notes until their Note Balance thereof has been reduced to zero.

(e)The Administrative Agent and the Issuer further confirm that the Series 2016-MBSADV1 Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “Credit Suisse First Boston Mortgage Capital LLC, solely in its capacity as administrative agent on behalf of Credit Suisse AG, Cayman Islands Branch solely in its capacity as Purchaser”.  The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2016-MBSADV1 Notes in the name of “Credit Suisse First Boston Mortgage Capital LLC, solely in its capacity as administrative agent on behalf of Credit Suisse AG, Cayman Islands Branch solely in its capacity as Purchaser”.

Section 5.        Optional Prepayment.

Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Issuer may, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, prepay in whole or in part the Series 2016-MBSADV1 Notes.

Section 6.        Determination of Note Interest Rate and LIBOR.

(a)At least one (1) Business Day prior to each Determination Date, the Administrative Agent shall calculate the Note Interest Rate for the related Interest Accrual Period (in the case of the Series 2016-MBSADV1 Notes, One-Month LIBOR as determined by the Administrative Agent in accordance with Section 6(b) below) and the Interest Payment Amount for the Series 2016-MBSADV1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b)On each LIBOR Determination Date, the Indenture Trustee will determine the London Interbank Offered Rate (“LIBOR”) quotations for one-month Eurodollar deposits (“One-Month LIBOR”) for the succeeding Interest Accrual Period for the related Series 2016-MBSADV1 Notes on the basis of the LIBOR Rate.

(c)The establishment of One-Month LIBOR by the Indenture Trustee and the Administrative Agent’s subsequent calculation of the Note Interest Rate and the Interest Payment

Amount on the Series 2016-MBSADV1 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 7.        Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Noteholders of the Series 2016-MBSADV1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, to the issuance of the Series 2016-MBSADV1 Notes have been satisfied or waived in accordance with the terms thereof.

Section 8.        Representations and Warranties.

The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

The Administrator hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

PLS hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of PLS to perform its duties under this Indenture, any Indenture Supplement or any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 9.        Amendments.

(a)Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of the Series 2016-MBSADV1 Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes:  (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any Transaction Document; or (ii) to amend any other provision of this Indenture Supplement.  For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer.  This Indenture Supplement may be otherwise amended or otherwise modified from time to time in a written agreement among (i) 100% of the Noteholders of the Series 2016-MBSADV1 Notes, (ii) the Issuer, (iii) the Administrator, (iv) subject to the immediately preceding sentence, the Servicer, (v) the Administrative Agent and (vi) the Indenture Trustee.

(b)Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders, supplement, amend or revise any term or provision of this Indenture Supplement.

(c)For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(d)Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 10.        Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Indenture Supplement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture Supplement.

Section 11.        Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 12.        Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2016-MBSADV1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2016-MBSADV1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2016-MBSADV1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive.  No recourse shall be had for the payment of any amount owing in respect of the Series 2016-MBSADV1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2016-MBSADV1 Notes or this Indenture Supplement.  It is understood that the foregoing provisions of this Section 12 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, including, without limitation, the PC Guaranty and the PMT Guaranty or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2016-MBSADV1 Notes or secured by this Indenture Supplement.  It is further understood that the foregoing provisions of this Section 12 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2016-MBSADV1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 13.        Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust (“Christiana”), not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by Christiana but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Christiana, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Christiana has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (e) under no circumstances shall Christiana be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

PNMAC GMSR ISSUER TRUST, as Issuer By: Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jeffrey R. Everhart
	Name:	Jeffrey R. Everhart, AVP
Title:

[Signature Page to PNMAC GMSR ISSUER TRUST Series 2016-MBSADV1 Indenture Supplement]

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Valerie Delgado
	Name:	Valerie Delgado
	Title:	Vice President

[Signature Page to PNMAC GMSR ISSUER TRUST Series 2016-MBSADV1 Indenture Supplement]

PENNYMAC LOAN SERVICES, LLC, as Administrator and as Servicer

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

[Signature Page to PNMAC GMSR ISSUER TRUST Series 2016-MBSADV1 Indenture Supplement]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
	Name:	Dominic Obaditch
	Title:	Vice President

[Signature Page to PNMAC GMSR ISSUER TRUST Series 2016-MBSADV1 Indenture Supplement]